FOURTH AMENDMENT TO LOAN AND FINANCING AGREEMENT

     This Fourth Amendment to Loan and Financing Agreement (the "Amendment") is entered into on this 17th day of June, 1996, by and among Michigan National Bank, a national banking association with offices located at 27777 Inkster Road, Mail Code 10-36, Farmington Hills, Michigan 48333-9065 (the "Bank"), Century Supply Corp., a Michigan corporation with offices located at 31691 Dequindre Road, Madison Heights, Ml 48071-1522 (the "Borrower") and Richton International Corporation, a Delaware corporation with offices located at 340 Main Street, Madison, New Jersey 07940 (the "Guarantor"").

                                    RECITALS

     A. On October 27, 1993, Bank and Borrower executed a Loan and Financing Agreement (as amended from time to time, the "Loan Agreement") pursuant to which Bank extended certain financing to Borrower.

     B. The Loan Agreement has been amended pursuant to a First Amendment to Financing Agreement dated March 21, 1994, a letter agreement dated June 23, 1994 and a Third Amendment to Loan and Financing Agreement dated April 27, 1995.

     C. Borrower has requested that Bank modify the Loan Agreement to extend additional financing and modify certain terms and conditions and Bank is willing to do so, subject to the terms and conditions contained in this Amendment.

     NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is expressly acknowledged, the parties agree as follows:

     1. Capitalized terms not defined in this Amendment shall have the meaning given to them in the Loan Agreement.

     2. Section 1.6 of the Loan Agreement is amended to read in its entirety as follows:

     "1.6 "Borrowing Base" means and includes an amount equal to the aggregate of 80% of the Security Value of Eligible Accounts plus 50% of Eligible Inventory from February through August of each year but in an amount which shall not exceed Four Million and 00/100 Dollars ($4,000,000.00) or 30% of Eligible Inventory from September through January of each year."

     3. The Loan Agreement is amended to add the following Section 1.6.1, which shall read in its entirety as follows:

     "1.6.1 "Borrowing Base-CBE" means and includes an amount equal to an aggregate of 80% of the Security Value of Eligible Accounts."

     4. The last sentence of Section 1.9 of the Loan Agreement is amended to read in its entirety as follows:

     "Collateral shall also specifically include {i) all of the issued and outstanding capital stock of CBE which may be pledged by Guarantor to secure its obligations under the Guaranty and (ii) an assignment of key man life insurance on Wayne Miller, in an amount not less than One Million Five Hundred Thousand and 00/100 Dollars {$1,500,000.00)."

     5. The Loan Agreement is amended to add the following Sections 1.21, 1.21.1 and 1.21.2, which shall read in their entirety as follows:

     "1.21 LIBOR means, with respect to any LIBOR Interest Period for which LIBOR is the Index referenced when calculating the Effective Interest Rate,
     (A) the London Interbank Offered Rate, determined as the arithmetic mean, truncated to the nearest one-hundredth of a percent, of interbank interest rates offered by major banks in the London, United Kingdom market at 11:00 a.m. London Time two (2) Business Days immediately preceding the commencement of the LIBOR Interest Period for immediately available U.S. dollar denominated deposits delivered on the first day of the LIBOR Interest Period for the number of days comprised therein, as referenced and reported by one of the following sources, selected by Bank on an availability basis in descending order of priority: (1 } the Dow Jones Telerate System "LIBO Page" report of such interest rates as determined by Reuter's News Service; (21 the Dow Jones Telerate System "Page 3750" report of such interest rates as determined by the British Bankers Association; or {3) the Wall Street Journal, Midwest Edition, report of such interest rate; or (4) any other generally accepted authoritative source as Bank may reference (the "Unadjusted LIBOR"); (B) AS ADJUSTED for the LIBOR Reserve, if any, in accordance with the formula:

               LIBOR = Unadjusted LIBOR / (1 - LIBOR Reserve).

               LIBOR, as so determined, will be the fixed rate of interest utilized to calculate the Effective Interest Rate for each calendar day of such LIBOR Interest Period.

     1.21.1 LIBOR Interest Period means, relative to a Loan for which LIBOR is referenced as the Index, the period of thirty (30) days, sixty (60) days or ninety (90) days commencing with, and including, the date on which such Loan is made or on which LIBOR is first referenced as the Index for such Loan, if later, and each successive such period commencing with, and including, the first Business Day following the last day of the immediately preceding LIBOR Interest Period; provided that:

          (a) if any LIBOR Interest Period otherwise would end on a day which is not a Business Day, such LIBOR Interest Period will end on the next succeeding Business Day unless such next succeeding Business Day is the first Business Day of a calendar month, in which case such LIBOR Interest Period will end on the Business Day next preceding such numerically corresponding day; and,

          (b) if any LIBOR Interest Period otherwise would end on a day which is later than the Due Date of the Loan, such LIBOR Interest Period will end on the Due Date of the Loan and LIBOR will be determined for the actual number of days of such LIBOR Interest Period as though such LIBOR Interest Period were a period of thirty (30) days, whichever most nearly approximates the length of such LIBOR Interest Period.

     1.21.2 LIBOR Reserve means, with respect to any LIBOR Interest Period for which LIBOR is the Index referenced when calculating the Effective Interest Rate, a percentage (expressed as a decimal) equal to the maximum aggregate percentage, if any, in effect two {2) Business Days prior to the first day of such LIBOR Interest Period, as specified by regulations issued from time to time by the Board of Governors of the Federal Reserve System, or any successor agency, for determining reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) applicable to "Eurocurrency Liabilities", as currently defined in Regulation D of the Board of Governors of the Federal Reserve System. For purposes of this definition, every Loan for which the Effective Interest Rate during such LIBOR Interest Period


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


     is to be calculated by reference to an Index which is LIBOR will be deemed a "Eurocurrency Liability" as defined in said Regulation D."

     6. Section 1.33 of the Loan Agreement is hereby amended to read in its entirety as follows:

     "1.33. "Subordinated Indebtedness" means and refers to that certain indebtedness owing by Borrower to those holders set forth on the Schedule of Subordinated Indebtedness attached to, made a part of and labeled
     Exhibit 1.33 to the Fourth Amendment to Loan and Financing Agreement, the payment of which is subordinated in time and right to the Indebtedness pursuant to the Subordination Agreements, as defined in Section 1.34 of the Loan Agreement."

     7. Section 2 of the Loan Agreement is amended to read in its entirety as follows:

     "2.1 Bank does loan to Borrower and Borrower does borrow from Bank the sum of Five Million Six Hundred Thousand and 00/100 Dollars {$5,600,000.00) (hereinafter referred to as the "Term Loan"). The proceeds of the Term Loan shall be used solely for the purpose of (i) providing Borrower with the funds required to pay and refinance the Indebtedness evidenced by that term note dated April 27, 1995 pursuant to which Borrower borrowed Four Million Eight Hundred Thousand and 001100 Dollars ($4,800,000.00), (ii) to pay off certain subordinated indebtedness and (iii) to provide acquisition financing for Borrower and CBE.

     2.2 Borrower promises and agrees to repay the Term Loan, with interest, in accordance with the terms and conditions hereof and with the Promissory Note (hereinafter referred to as the "Term Note") executed by Borrower on June 12,1996, and any extensions or renewals, which Term Note shall be payable with interest at the main office of the Bank as follows:

          (a) the principal shall be repaid in quarterly installments of not less than Two Hundred Thousand and 00/100 Dollars ($200,000.00) each, which sums do not include interest, commencing on June 30, 1996 and continuing on each September 30, December 31, March 31 and June 30 thereafter until March 31, 1999, at which time the then outstanding principal balance shall become due and payable, in its entirety. Installments of principal as provided above have been calculated based upon an amount necessary to amortize the entire debt evidenced under the Term Note, without interest, over a seven (7) year period. Borrower acknowledges that the above described amortization shall result in a balloon payment due upon maturity of the Term Note.

          (b) Subject to the provisions of Section 2.5 of this Loan Agreement, interest on the Term Note shall be paid on each June 30, September 30, December 31 and March 31 during the term of the Term Note at either
          (i) Michigan National Bank Prime Rate, as declared from time to time or (ii) LIBOR plus 2.50%. Interest shall be calculated on the basis of a 360 day year, for the actual number of days elapsed in a month, until March 31,1999, at which time all accrued and unpaid interest shall be due and payable in its entirety. After maturity (whether by acceleration or otherwise), interest shall be at the per annum rate of Two percent in excess of the foregoing rate.

          (c) All payments received hereunder on the Term Note shall be applied first to the payment of interest and thereafter, to the payment of principal.

     2.3 Bank may, at its option, charge Borrower's account(s) maintained at the Bank with the amount of any installment of principal and /or interest at any time on or after the date such installment becomes due.



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


     2.4 Borrower shall have the right to prepay, without penalty, all or any part of the Term Loan; provided, however, that all accrued interest on the principal outstanding balance of the Term Loan shall be paid simultaneously with such prepayment, and that all principal prepayments shall be applied to the principal installments hereunder in the inverse order of maturity. Notwithstanding the foregoing, if LIBOR is used to calculate the interest rate applicable to the Term Loan, Borrower shall only be allowed to prepay the Term Loan upon the conclusion of any LIBOR Interest Period.

     2.5 Borrower shall notify Bank of the Interest Rate selected at the time of closing of the Term Loan and at least three (3) business days prior to the expiration of the LIBOR Interest Period, Borrower shall notify Bank, in writing or verbally (and subsequently confirmed in writing) of which rate shall apply to the Term Loan after the expiration of any LIBOR Interest Period. If Borrower fails to provide three (3) business days notice of its intended interest rate, then the Term Loan shall bear interest at Michigan National Bank Prime Rate. Borrower shall have no right to have LIBOR apply to the Term Loan if an Event of Default has occurred and is continuing. Borrower may not elect a LIBOR Interest Period which would extend beyond the Due Date of the Term Loan."

     8. Section 3.1 of the Loan Agreement is amended to read in its entirety as follows:

     "3.1 Provided that no Event of Default exists under this Loan and Financing Agreement and provided that no event has occurred and is continuing which with the passage of time would cause an Event of Default hereunder, Bank shall make loans to Borrower from time to time, but in no event after July 15,1997, in an aggregate principal balance of up to, but not exceeding at any one time, the lesser of the Borrowing Base or the sum of Eighteen Million and 00/ 100 Dollars ($18,000,000.00) (hereinafter referred to as the "Credit Loan")."

     9. Section 3.2(b) of the Loan Agreement is hereby amended to read in its entirety as follows:

     "(b) Interest on said Credit Loan shall be paid monthly, at the per annum rate equal to either (i) one eighth of one percent 1.125%) less than the Michigan National Bank Prime Rate, as declared from time to time or (ii) 2.35% in excess of LIBOR. Interest shall be computed on the basis of a 360 day year for the actual number of days elapsed in a month. After maturity (whether by acceleration or otherwise), interest shall be at the per annum rate of Two percent in excess of the foregoing rate."

     10. The Loan Agreement is amended to add Section 3.2(d), which shall read in its entirety as follows:

     "(d) Borrower shall notify Bank of the Interest Rate selected at the time of each Advance under the Credit Loan and at least three (3) business days prior to the expiration of the LIBOR Interest Period, Borrower shall! notify Bank, in writing or verbally (and subsequently confirmed in writing) of which rate shall apply to the Credit Loan after the expiration of any LIBOR Interest Period. If Borrower fails to provide three (3) business days notice of its intended interest rate, then the Credit Loan shall bear interest at Michigan National Bank Prime Rate. Borrower shall have no right to have LIBOR apply to the Credit Loan if an Event of Default has occurred and is continuing. Borrower may not elect a LIBOR Interest Period which would extend beyond the Due Date of the Credit Loan."

     11. Bank hereby waives compliance with Section 6.24 for the payment of Excess Cash Flow required to be made on June 1, 1996. This waiver is limited to this specific payment and does not constitute a waiver of the obligation of Borrower to make future payments of Excess Cash Flow.



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

     12. The first sentence of Section 7.7 of the Loan Agreement is amended to read in its entirety as follows:

     "Pay or declare any dividend, in cash or in other property, or make any other distribution upon its Capital Stock; provided, however, subject to the provisions hereof, Borrower may make cash and/or non-cash distributions ("Permitted Distributions") to Guarantor, either by way of dividends or otherwise, during each of Borrowers fiscal years ending December 31 in an amount not to exceed One Million and 00/100 Dollars ($1,000,000.00)."

     13. Section 7.22 (iii) of the Loan Agreement is amended to read in its entirety as follows:

     "(iii) for the fiscal year ending December 31, 1996 and all subsequent fiscal years, 3.50 to 1.00."

     14. Section 7.25(iii) of the Loan Agreement is amended to read in its entirety as follows:

     "(iii) for the fiscal year ending  December  31, 1996,  and all  subsequent
     fiscal   years,   not  less  than  Five  Million   Five  Hundred   Thousand
     ($5,500,000.00)."

     15. The first sentence of Section 7.27 of the Loan Agreement is amended to read in its entirety as follows:

     "7.27 Suffer or permit its "Debt Service Coverage Ratio" at any time to less than 1.25 to 1.00."

     16. By executing this Amendment, Borrower is expressly reconfirming the truthfulness of all representations, warranties and covenants contained in this Loan Agreement as of the date of this Amendment. Borrower further certifies that it has no knowledge, after due inquiry, of any Event of Default or act which with the passage of time, delivery of notice or both, would constitute an Event of Default hereunder. Borrower agrees to provide Bank with corporate resolutions authorizing the execution and delivery of this Amendment and the documents executed in conjunction with the Amendment and the performance of its obligations to Bank.

     17. Guarantor consents to the modifications contained in this Amendment and expressly acknowledges that the Guaranty remains in full force and effect. Guarantor agrees to provide Bank with corporate resolutions authorizing the execution and delivery of this Amendment and the documents executed in conjunction with the Amendment and the performance of its obligations to Bank.

     18. Except as expressly modified by this Amendment, all of the terms, conditions and provisions contained in the Loan Agreement remain in full force and effect.

     19. This Amendment is governed by and construed in accordance with the laws of the State of Michigan, without reference to choice of law provisions. This Amendment may only be modified by a written agreement signed by all parties hereto. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same document.


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


     IN WITNESS WHEREOF, this Fourth Amendment to Loan and Financing Agreement has been duly executed and delivered as of the date first above written.

                                             MICHIGAN  NATIONAL BANK,
                                             a national banking association

                                             By: /s/ Joseph M. Redouty
                                             -----------------------------------
                                             Joseph M. Redouty
                                             Its: Vice President


                                             CENTURY SUPPLY CORP.,
                                             a Michigan corporation

                                             By: /s/ Wayne R. Miller
                                             -----------------------------------
                                             Wayne R. Miller
                                             Its: President


                                             RICHTON INTERNATIONAL CORPORATION,
                                             a Delaware corporation

                                             By: /s/ Cornelius F. Griffin
                                             -----------------------------------
                                             Cornelius F. Griffin
                                             Its: Vice President-Finance


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